Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 to be filed December 21, 2012, of our report dated June 28, 2012, on our audits of the financial statements of the Thrift Plan for Employees of ONEOK, Inc. and Subsidiaries as of December 31, 2011 and 2010, and for the year ended December 31, 2011, which report is included in the Annual Report on Form 11-K.

/s/ BKD, LLP

December 21, 2012

Tulsa, Oklahoma